Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces the Supplements dated April 23, 1997, May 6, 1997, May 13, 1997 and May 22, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of June 2, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after June 2, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of June 2, 1997, the Company had received subscription proceeds of $57,048,720 (5,704,872 Shares), including $269,438 (26,944 Shares) issued pursuant to the Reinvestment Plan, from 2,725 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $51,203,000. As of June 2, 1997, the Company had invested or committed for investment approximately $149,201,000 of aggregate net proceeds from the Initial Offering and the Subsequent Offering in 148 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $36,046,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of June 2, 1997, $2,567,192 of the Net Offering Proceeds from the Subsequent Offering had been incurred as Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and June 2, 1997, the Company acquired 23 Properties, including 21 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the aggregate proceeds of the Initial Offering and the Subsequent Offering. These Properties are 11 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; San Antonio, Texas; Vacaville, California; Lansing Michigan; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), three Jack in the Box Properties (one in each of Enumclaw, Washington; Bacliff, Texas, and Fresno, California), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover, Ohio), two Golden Corral Properties (one in each of Jacksonville, Florida, and Corpus Christi, Texas), one IHOP Property (in Leesburg, Virginia) and one Popeyes Property (in Starke, Florida). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.


June 6, 1997                                   Prospectus Dated April 18, 1997








      In connection with the purchase of the 11 Boston Market Properties, the two Einstein Bros. Bagels Properties, the three Jack in the Box Properties, the Shoney's Property, the two Golden Corral Properties, the IHOP Property, and the Popeyes Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 23 Properties, including 21 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through June 2, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -2-




                                            PROPERTY ACQUISITIONS
                                   From April 3, 1997 through June 2, 1997
                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET                $629,435       04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Arvada Property")      (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Arvada Property is                                                    year and after    sales minus
located on the northwest                                                  every five        (ii) the
quadrant of West 55th                                                     years             minimum annual
Avenue and the Wadsworth                                                  thereafter        rent for such
Bypass, in Arvada,                                                        during the        lease year
Jefferson County,                                                         lease term
Colorado, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Arvada
Property include an
Applebee's, a Ruby
Tuesday, an IHOP, a
Fazoli's, a McDonald's,
and several local
restaurants.

BOSTON MARKET                $456,801       04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Liberty Property")     (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Liberty Property is                                                   year and after    sales minus
located at the southeast                                                  every five        (ii) the
corner of the intersection                                                years             minimum annual
of North Highway 291 and                                                  thereafter        rent for such
Landmark Avenue, in                                                       during the        lease year
Liberty, Clay County,                                                     lease term
Missouri, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Liberty
Property include a
Ponderosa, a KFC, a
Perkins, and a Pizza Hut.



                                                     -3-





                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

EINSTEIN BROS. BAGELS (10)   $422,512       04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Dearborn Property")    (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Dearborn Property is                                                  year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Telegraph Road                                                  years             minimum annual
and Sheridan Road, in                                                     thereafter        rent for such
Dearborn, Wayne County,                                                   during the        lease year
Michigan, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dearborn
Property include a Boston
Market, a Subway Sandwich
Shop, and several local
restaurants.

JACK IN THE BOX (11)         $843,431       04/16/97    04/2015; four     $86,452 (6);      for each lease    at any time
(the "Enumclaw Property")    (3)(6)                     five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be renovated                              renewal options   after the fifth   annual gross      seventh
                                                                          lease year and    sales minus       lease year
The Enumclaw Property is                                                  after every       (ii) the
located at the northwest                                                  five years        minimum annual
corner of the intersection                                                thereafter        rent for such
of Griffin Avenue and                                                     during the        lease year (5)
Cedar Street, in Enumclaw,                                                lease term
King County, Washington,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Enumclaw Property
include a Subway Sandwich
Shop, a Burger King, a
McDonald's, a Pizza Hut,
and a local restaurant.



                                                     -4-





                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

SHONEY'S                     $679,095       04/16/97    04/2017; two      11% of Total      for each lease    at any time
(the "Guadalupe Property")   (excluding                 five-year         Cost (4);         year, (i) 6% of   after the
Restaurant to be             development                renewal options   increases by      annual gross      seventh
constructed                  costs) (3)                                   10% after the     sales minus       lease year
                                                                          fifth lease       (ii) the
The Guadalupe Property is                                                 year and after    minimum annual
located within the                                                        every five        rent for such
southeast quadrant of                                                     years             lease year
Interstate 10 and Baseline                                                thereafter
Road, in Guadalupe,                                                       during the
Maricopa County, Arizona,                                                 lease term
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Guadalupe Property
include a Denny's, a Taco
Bell, a KFC, a Jack in the
Box, a Waffle House, and
several local restaurants.

BLACK-EYED PEA (7)           $769,863       04/17/97    02/2011           $105,450 (6);     None              at any time
(the "Scottsdale             (3)(6)                                       increases to                        after the
Property")                                                                $107,511 during                     fifth lease
Restaurant to be renovated                                                the eleventh                        year
                                                                          through
The Scottsdale Property is                                                fourteenth
located within the                                                        lease years
southeast quadrant of
Indian Bend Road and Pima
Road, in Scottsdale,
Maricopa County, Arizona,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Scottsdale Property
include a KFC, a Denny's,
an Arby's, a Taco Bell, a
McDonald's, and a local
restaurant.



                                                     -5-




                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

PIZZA HUT (8)(9)             $224,378       04/17/97    03/2017; two      $23,560;          None              at any time
(the "Dover Property")                                  ten-year          increases by                        after the
Land only                                               renewal options   10% after the                       seventh
                                                                          fifth and tenth                     lease year
The Dover Property is                                                     lease years and
located on the west side                                                  12% after the
of Boulevard Street, in                                                   fifteenth lease
Dover, Tuscarawas County,                                                 year
Ohio, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Dover Property include
a Taco Bell, a Long John
Silver's, a Friendly's,
and several local
restaurants.

JACK IN THE BOX (11)         $1,049,420     04/29/97    04/2015; four     $107,566 (6);     for each lease    at any time
(the "Bacliff Property")     (3)(6)                     five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Bacliff Property is                                                   five years        minimum annual
located on the southeast                                                  thereafter        rent for such
corner of Texas State                                                     during the        lease year (5)
Highway 146 and FM 646, in                                                lease term
Bacliff, Galveston County,
Texas, in an area of mixed
commercial and residential
development.





                                                     -6-





                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET (12)           $860,790       04/29/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Indianapolis           (excluding                 five-year         Cost (4);         year after the    after the
Property")                   development                renewal options   increases by      fifth lease       fifth lease
Restaurant to be             costs) (3)                                   10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Indianapolis Property                                                 every five        (ii) the
is located on the west                                                    years             minimum annual
side of U.S. 31 South, in                                                 thereafter        rent for such
Indianapolis, Marion                                                      during the        lease year
County, Indiana, in an                                                    lease term
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Indianapolis Property
include a McDonald's, a
Steak N Shake, a Wendy's,
and several local
restaurants.

BOSTON MARKET                $469,369       04/30/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "San Antonio            (excluding                 five-year         Cost (4);         year after the    after the
Property")                   development                renewal options   increases by      fifth lease       fifth lease
Restaurant to be             costs) (3)                                   10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The San Antonio Property                                                  every five        (ii) the
is located at the                                                         years             minimum annual
northwest corner of Tezel                                                 thereafter        rent for such
Road and Camino Rosa, in                                                  during the        lease year
San Antonio, Bexar County,                                                lease term
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the San Antonio Property
include a Burger King, a
Taco Bell, and several
local restaurants.



                                                     -7-






                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET (12)           $970,269       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Baltimore Property")   (including                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Baltimore Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Security Boulevard and                                                 years             minimum annual
the north side of                                                         thereafter        rent for such
Whitehead Court, in                                                       during the        lease year
Baltimore, Baltimore                                                      lease term
County, Maryland, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Baltimore Property
include a Wendy's, a Red
Lobster, a Burger King,
two McDonald's, an IHOP, a
Bennigan's, and several
local restaurants.

BOSTON MARKET (12)           $854,895       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Gambrills Property")   (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Gambrills Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Maryland Route 3, south                                                years             minimum annual
of its intersection with                                                  thereafter        rent for such
Waugh Chapel Road, in                                                     during the        lease year
Gambrills, Anne Arundel                                                   lease term
County, Maryland, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Gambrills Property
include a Wendy's, a Taco
Bell, a Popeyes, a Pizza
Hut, a KFC, and a
McDonald's.





                                                     -8-







                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET (12)           $909,041       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Jessup Property")      (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Jessup Property is                                                    year and after    sales minus
located on the southeast                                                  every five        (ii) the
quadrant of U.S. Route 1                                                  years             minimum annual
and Assateague Drive, in                                                  thereafter        rent for such
Jessup, Howard County,                                                    during the        lease year
Maryland, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich
Shop, and several local
restaurants.

BOSTON MARKET                $451,618       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Lansing Property")     (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Lansing Property is                                                   year and after    sales minus
located on the northeast                                                  every five        (ii) the
side of Cedar Street,                                                     years             minimum annual
north of the intersection                                                 thereafter        rent for such
of American Road and Cedar                                                during the        lease year
Street, in Lansing, Ingham                                                lease term
County, Michigan, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Lansing Property
include a Denny's, a KFC,
a Long John Silver's, a
Wendy's, a Bob Evans, and
several local restaurants.




                                                     -9-




                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET (12)           $629,929       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Riverdale Property")   (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Riverdale Property is                                                 year and after    sales minus
located within the                                                        every five        (ii) the
southeast corner of the                                                   years             minimum annual
intersection formed by                                                    thereafter        rent for such
Kenilworth Avenue and                                                     during the        lease year
Patterson Road, in                                                        lease term
Riverdale, Prince George's
County, Maryland, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Riverdale Property
include a Wendy's, a
McDonald's, and an IHOP.

BOSTON MARKET                $711,882       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Vacaville Property")   (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Vacaville Property is                                                 year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Nut Tree Parkway                                                years             minimum annual
and Helen Power Drive, in                                                 thereafter        rent for such
Vacaville, Solana County,                                                 during the        lease year
California, in an area of                                                 lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Vacaville
Property include an
Applebee's and several
local restaurants.




                                                    -10-






                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

BOSTON MARKET (12)           $961,255       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Waldorf Property")     (excluding                 five-year         Cost (4);         year after the    after the
Restaurant to be             development                renewal options   increases by      fifth lease       fifth lease
constructed                  costs) (3)                                   10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Waldorf Property is                                                   year and after    sales minus
located on the northwest                                                  every five        (ii) the
corner of Crain Highway                                                   years             minimum annual
and Plaza Drive, in                                                       thereafter        rent for such
Waldorf, Charles County,                                                  during the        lease year
Maryland, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Waldorf
Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria
Uno, an Olive Garden, a
Kenny Rogers Roasters, a
Taco Bell, a Burger King,
a Checkers, and several
local restaurants.

EINSTEIN BROS. BAGELS (10)   $601,677       05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Springfield            (excluding                 five-year         Cost (4);         year after the    after the
Property")                   development                renewal options   increases by      fifth lease       fifth lease
Restaurant to be             costs) (3)                                   10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Springfield Property                                                  every five        (ii) the
is located at the                                                         years             minimum annual
southeast quadrant of the                                                 thereafter        rent for such
intersection formed by Old                                                during the        lease year
Keene Mill Road and                                                       lease term
Rolling Road, in
Springfield, Fairfax
County, Virginia, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Springfield Property
include two McDonald's and
several local restaurants.


                                                    -11-





                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

GOLDEN CORRAL (13)           $561,270       05/06/97    05/2012; four     10.75% of Total   for each lease    during the
(the "Jacksonville           (excluding                 five-year         Cost (4)          year, 5% of the   first
Property")                   development                renewal options                     amount by which   through
Restaurant to be             costs) (3)                                                     annual gross      seventh
constructed                                                                                 sales exceed      lease years
                                                                                            $2,893,405 (5)    and the
The Jacksonville Property                                                                                     tenth
is located on the                                                                                             through
southwest corner of                                                                                           fifteenth
Merrill Road and Jane                                                                                         lease years
Street, in Jacksonville,                                                                                      only
Duval County, Florida, in
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Jacksonville Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several
local restaurants.

GOLDEN CORRAL (13)           $558,820       05/21/97    05/2012; four     10.75% of Total   for each lease    during the
(the "Corpus Christi         (excluding                 five-year         Cost (4)          year, 5% of the   first
Property")                   closing and                renewal options                     amount by which   through
Restaurant to be             development                                                    annual gross      seventh
constructed                  costs) (3)                                                     sales exceed      lease years
                                                                                            $2,708,230 (5)    and the
The Corpus Christi                                                                                            tenth
Property is located on the                                                                                    through
southwest corner of South                                                                                     fifteenth
Padre Island Drive and                                                                                        lease years
Silverberry Drive, in                                                                                         only
Corpus Christi, Nueces
County, Texas, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Corpus Christi
Property include a Dairy
Queen, a Popeyes Famous
Fried Chicken, a Church's
Fried Chicken, and several
local restaurants.




                                                    -12-






                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

IHOP                         $1,181,818     05/21/97    05/2017; three    $119,659;         for each lease    during the
(the "Leesburg Property")                               five-year         increases by      year, (i) 4% of   eleventh
Existing restaurant                                     renewal options   10% after the     annual gross      lease year
                                                                          fifth lease       sales minus       and at the
The Leesburg Property is                                                  year and after    (ii) the          end of the
located at the northwest                                                  every five        minimum annual    initial
quadrant of the                                                           years             rent for such     lease term
intersection of Highway 15                                                thereafter        lease year
Bypass and Edwards Ferry                                                  during the
Road, in Leesburg, Loudon                                                 lease term
County, Virginia, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Leesburg Property
include a Ponderosa Steak
House, a Burger King, a
Taco Bell, a McDonald's,
an Applebee's, a Ruby
Tuesday, and a Domino's
Pizza.

POPEYES                      $199,354       05/22/97    05/2017; two      11.50% of Total   for each lease    at any time
(the "Starke Property")      (excluding                 five year         Cost (4);         year, (i) 6% of   after the
Restaurant to be             development                renewal options   increases by      annual gross      seventh
constructed                  costs) (3)                                   10% after the     sales minus       lease year
                                                                          fifth lease       (ii) the
The Starke Property is                                                    year and after    minimum annual
located on the east side                                                  every five        rent for such
of U.S. Highway 301, just                                                 years             lease year
south of Alligator Creek,                                                 thereafter
in Starke, Bradford                                                       during the
County, Florida, in an                                                    lease term
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Starke Property
include a Shoney's, a Taco
Bell, a McDonald's, a
Captain D's, a KFC, a
Western Steer, a Checkers,
a Burger King, a Wendy's,
and a local restaurant.



                                                    -13-





                                                         Lease Expira-
Property Location and          Purchase        Date         tion and          Minimum                            Option
Competition                    Price (1)     Acquired   Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------        -----------    ---------   ---------------   ---------------   ---------------   ------------

JACK IN THE BOX (11)         $839,981       05/30/97    05/2015; four     $86,098 (6);      for each lease    at any time
(the "Fresno Property")      (3)(6)                     five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Fresno Property is                                                    five years        minimum annual
located within the                                                        thereafter        rent for such
northwest corner of the                                                   during the        lease year (5)
intersection of Golden                                                    lease term
State Boulevard and Ashlon
Avenue, in Fresno, Fresno
County, California, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Fresno Property
include a Dairy Queen and
several local restaurants.





                                                    -14-



FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                       Federal Tax Basis
      --------                       -----------------

      Arvada Property                   $  667,000
      Liberty Property                     357,000
      Dearborn Property                    266,000
      Enumclaw Property                    764,000
      Guadalupe Property                   905,000
      Scottsdale Property                  810,000
      Bacliff Property                     691,000
      Indianapolis Property                883,000
      San Antonio Property                 336,000
      Baltimore Property                   471,000
      Gambrills Property                   471,000
      Jessup Property                      435,000
      Lansing Property                     651,000
      Riverdale Property                   474,000
      Vacaville Property                   805,000
      Waldorf Property                     455,000
      Springfield Property                  34,000
      Jacksonville Property              1,105,000
      Corpus Christi Property              984,000
      Leesburg Property                    579,000
      Starke Property                      405,000
      Fresno Property                      601,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued,
      (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville and Corpus Christi Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Starke Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville and Corpus Christi Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe and Starke Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 11% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                            Estimated Final
      Property                   Estimated Maximum Cost     Completion Date
      --------                   ----------------------     ---------------

      Arvada Property                 $1,152,262            October 13, 1997
      Liberty Property                   764,164            October 13, 1997
      Dearborn Property                  667,305            October 13, 1997
      Enumclaw Property                  843,431            October 13, 1997
      Guadalupe Property               1,452,517            November 12, 1997
      Scottsdale Property                769,863            September 14, 1997
      Bacliff Property                 1,049,420            October 26, 1997
      Indianapolis Property            1,663,194            October 26, 1997
      San Antonio Property               757,069            October 27, 1997
      Baltimore Property               1,378,051            November 2, 1997
      Gambrills Property               1,264,241            November 2, 1997
      Jessup Property                  1,285,243            November 2, 1997
      Lansing Property                 1,033,941            November 2, 1997
      Riverdale Property               1,041,107            November 2, 1997
      Vacaville Property               1,437,474            November 2, 1997
      Waldorf Property                 1,357,356            November 2, 1997
      Springfield Property               633,101            November 2, 1997
      Jacksonville Property            1,681,435            November 2, 1997
      Corpus Christi Property          1,577,372            November 17, 1997
      Starke Property                    599,800            September 19, 1997
      Fresno Property                    839,981            November 26, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

(10) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(11) The lessee of the Enumclaw, Bacliff and Fresno Properties is the same unaffiliated lessee.

(12) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(13) The lessee of the Jacksonville and Corpus Christi Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and June 2, 1997, the Company obtained two advances totalling $527,224 under its $15,000,000 Loan. One advance was used to acquire Equipment for the restaurant property in El Cajon, California (the "El Cajon Secured Equipment Lease") and the other advance was the final advance relating to the acquisition of Equipment for the restaurant property in Indian Harbour Beach, Florida (the "Indian Harbour Beach Secured Equipment Lease").

PENDING INVESTMENTS

      As of June 2, 1997, the Company had initial commitments to acquire 32 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 32 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Austin, TX               five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Houston, TX (#1)         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Houston, TX (#2)         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Lawrenceville, GA        five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 5% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Lewisville, TX           five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 4% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Boston Market            15 years; five      10.38% of Total Cost (1);    for each lease year        at any time after
Sunset Hills, MO         five-year renewal   increases by 10% after the   after the fifth lease      the fifth lease
Restaurant to be         options             fifth lease year and after   year, (i) 5% of annual     year
constructed                                  every five years             gross sales minus (ii)
                                             thereafter during the        the minimum annual rent
                                             lease term                   for such lease year

Charley's Place          20 years; two       10.50% of the Company's      for each lease year (i)    None
King of Prussia, PA      five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term




                                                    -19-





                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------

Charley's Place          20 years; two       10.50% of the Company's      for each lease year (i)    None
McLean, VA               five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Evansville, IN           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Hampton, VA              five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Huntsville, AL           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Knoxville, TN            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Louisville, KY           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term




                                                    -20-




                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Mobile, AL               five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Montgomery, AL           five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Nashville, TN            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Orlando, FL              five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Pensacola, FL            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Raleigh, NC (#1)         five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term




                                                    -21-




                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Raleigh, NC (#2)         five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Richmond, VA (#1)        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Richmond, VA (#2)        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's      for each lease year (i)    None
Winston-Salem, NC        five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Golden Corral            15 years; four      10.75% of Total Cost (1)     for each lease year, 5%    during the first
Jacksonville, FL         five-year renewal                                of the amount by which     through seventh
Restaurant to be         options                                          annual gross sales         lease years and
constructed                                                               exceed a to be             the tenth through
                                                                          determined breakpoint      fifteenth lease
                                                                                                     years only

Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Bethel Park, PA          five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term



                                                    -22-





                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent           Percentage Rent       Option to Purchase
--------                  ---------------        -------------------           ---------------       ------------------

Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Langhorne, PA            five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

Houlihan's               20 years; two       10.50% of the Company's      for each lease year (i)    None
Plymouth Meeting, PA     five-year renewal   total cost to purchase the   4.50% of annual gross
Existing restaurant      options             property; increases by 10%   sales minus (ii) the
                                             after the fifth lease year   minimum annual rent for
                                             and after every five years   such lease year
                                             thereafter during the
                                             lease term

IHOP                     20 years; three     10.125% of the Company's     for each lease year, (i)   during the
Fairfax, VA              five-year renewal   total cost to purchase the   4% of annual gross sales   eleventh lease
Existing restaurant      options             property; increases by 10%   minus (ii) the minimum     year and at the
                                             after the fifth lease year   annual rent for such       end of the initial
                                             and after every five years   lease year                 lease term
                                             thereafter during the
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)   at any time after
Corinth, TX              five-year renewal   increases by 8% after the    5% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);    for each lease year, (i)   at any time after
Los Angeles, CA          five-year renewal   increases by 8% after the    5% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year (2)
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term

Ruth's Chris Steak       15 years; two       8.75% of the Company's       for each lease year, 6%    None
House                    five-year renewal   total cost to purchase the   of annual gross sales in
Tampa, FL                options             property; increases by       excess of $3,400,000 and
Existing restaurant                          $25,000 after the fifth      less than $4,000,000,
                                             lease year and after every   plus 8% of annual gross
                                             five years thereafter        sales in excess of
                                             during the lease term        $4,000,000

Shoney's                 20 years; two       11% of Total Cost (1);       for each lease year, (i)   at any time after
Las Vegas, NV            five-year renewal   increases by 10% after the   6% of annual gross sales   the seventh lease
Restaurant to be         options             fifth lease year and after   minus (ii) the minimum     year
constructed                                  every five years             annual rent for such
                                             thereafter during the        lease year
                                             lease term



                                                    -23-




FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.



                                     -24-







SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

      In May 1997, the Company sold its Properties in Orange and Hamden, Connecticut, and Marlboro and Hazlet, New Jersey, to the tenant for a total of $5,266,327. The Company intends to reinvest the net sales proceeds from the sale of Properties in additional properties.

      In February 1997 and April 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Spring Hill, Florida, and High Ridge, Missouri, respectively, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan. In addition, in May 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Marlboro and Hazlet, New Jersey, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan.


                                     -25-







    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                             THROUGH JUNE 2, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through June 2, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                                                        Einstein
                                  Boston Market    Boston Market      Bros. Bagels        Jack in the Box
                                  Arvada, CO (5)  Liberty, MO (5)  Dearborn, MI (5)(6)  Enumclaw, WA (5)(7)
                                  --------------  ---------------  -------------------  -------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $119,605         $ 79,320           $ 69,266             $ 86,452

Asset Management Fees (2)              (6,844)          (4,535)            (3,959)              (5,055)

General and Administrative
  Expenses (3)                         (7,415)          (4,918)            (4,295)              (5,360)
                                     --------         --------           --------             --------

Estimated Cash Available from
  Operations                          105,346           69,867             61,012               76,037

Depreciation and Amortization
  Expense (4)                         (17,094)          (9,142)            (6,820)             (19,584)
                                     --------         --------           --------             --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $ 88,252         $ 60,725           $ 54,192             $ 56,453
                                     ========         ========           ========             ========


                                                See Footnotes

                                                    -26-












                                            Shoney's        Black-eyed Pea    Pizza Hut    Jack in the Box
                                       Guadalupe, AZ (5)  Scottsdale, AZ (5)  Dover, OH   Bacliff, TX (5)(7)
                                       -----------------  ------------------  ---------   ------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $159,777            $105,450       $ 23,560         $107,566

Asset Management Fees (2)                    (8,673)             (4,610)        (1,346)          (6,291)

General and Administrative
  Expenses (3)                               (9,906)             (6,538)        (1,461)          (6,669)
                                           --------            --------       --------         --------

Estimated Cash Available from
  Operations                                141,198              94,302         20,753           94,606

Depreciation and Amortization
  Expense (4)                               (23,195)            (20,757)            -           (17,716)
                                           --------            --------       --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $118,003            $ 73,545       $ 20,753         $ 76,890
                                           ========            ========       ========         ========



                                                See Footnotes

                                                    -27-













                                         Boston Market       Boston Market     Boston Market   Boston Market
                                        Indianapolis, IN    San Antonio, TX    Baltimore, MD   Gambrills, MD
                                            (5)(8)                (5)              (5)(8)          (5)(8)
                                        ----------------    ---------------    -------------   -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $172,640            $ 78,584          $143,042       $131,228

Asset Management Fees (2)                     (9,894)             (4,497)           (8,197)        (7,519)

General and Administrative
  Expenses (3)                               (10,704)             (4,872)           (8,869)        (8,136)
                                            --------            --------          --------       --------

Estimated Cash Available from
  Operations                                 152,042              69,215           125,976        115,573

Depreciation and Amortization
  Expense (4)                                (22,648)             (8,626)          (12,066)       (12,086)
                                            --------            --------          --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $129,394            $ 60,589          $113,910       $103,487
                                            ========            ========          ========       ========



                                                See Footnotes

                                                    -28-











                                    Boston Market     Boston Market      Boston Market      Boston Market
                                  Jessup, MD (5)(8)  Lansing, MI (5) Riverdale, MD (5)(8) Vacaville, CA (5)
                                  -----------------  --------------- -------------------- -----------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $133,408         $107,323           $108,067           $149,210

Asset Management Fees (2)                (7,644)          (6,146)            (6,190)            (8,550)

General and Administrative
  Expenses (3)                           (8,271)          (6,654)            (6,700)            (9,251)
                                       --------         --------           --------           --------

Estimated Cash Available from
  Operations                            117,493           94,523             95,177            131,409

Depreciation and Amortization
  Expense (4)                           (11,155)         (16,685)           (12,141)           (20,630)
                                       --------         --------           --------           --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $106,338         $ 77,838           $ 83,036           $110,779
                                       ========         ========           ========           ========



                                                See Footnotes

                                                    -29-












                                   Boston Market     Einstein Bros. Bagels      Golden Corral
                                Waldorf, MD (5)(8)  Springfield, VA (5)(6)  Jacksonville, FL (5)
                                ------------------  ----------------------  --------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $140,894               $ 65,716               $170,004

Asset Management Fees (2)              (8,073)                (3,759)                (9,489)

General and Administrative
  Expenses (3)                         (8,735)                (4,074)               (10,540)
                                     --------               --------               --------

Estimated Cash Available from
  Operations                          124,086                 57,883                149,975

Depreciation and Amortization
  Expense (4)                         (11,666)                  (876)               (28,346)
                                     --------               --------               --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $112,420               $ 57,007               $121,629
                                     ========               ========               ========



                                                See Footnotes

                                                    -30-











                                      Golden Corral             IHOP         Popeyes       Jack in the Box
                                 Corpus Christi, TX (5)(9)  Leesburg, VA  Starke, FL (5)  Fresno, CA (5)(7)
                                 -------------------------  ------------  --------------  -----------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $158,817            $119,659       $ 66,324         $ 86,098

Asset Management Fees (2)                   (8,870)             (7,068)        (3,434)          (5,034)

General and Administrative
  Expenses (3)                              (9,847)             (7,419)        (4,112)          (5,338)
                                          --------            --------       --------         --------

Estimated Cash Available from
  Operations                               140,100             105,172         58,778           75,726

Depreciation and Amortization
  Expense (4)                              (25,236)            (14,835)       (10,374)         (15,406)
                                          --------            --------       --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $114,864            $ 90,337       $ 48,404         $ 60,320
                                          ========            ========       ========         ========



                                                See Footnotes

                                                    -31-







                                              Total
                                           -----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                              $2,582,010

Asset Management Fees (2)                    (145,677)

General and Administrative
  Expenses (3)                               (160,084)
                                           ----------

Estimated Cash Available from
  Operations                                2,276,249

Depreciation and Amortization
  Expense (4)                                (337,084)
                                           ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                 $1,939,165
                                           ==========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Arvada Property               October 13, 1997
      Liberty Property              October 13, 1997
      Dearborn Property             October 13, 1997
      Enumclaw Property             October 13, 1997
      Guadalupe Property            November 12, 1997
      Scottsdale Property           September 14, 1997
      Bacliff Property              October 26, 1997
      Indianapolis Property         October 26, 1997
      San Antonio Property          October 27, 1997
      Baltimore Property            November 2, 1997
      Gambrills Property            November 2, 1997
      Jessup Property               November 2, 1997
      Lansing Property              November 2, 1997
      Riverdale Property            November 2, 1997
      Vacaville Property            November 2, 1997
      Waldorf Property              November 2, 1997
      Springfield Property          November 2, 1997
      Jacksonville Property         November 2, 1997
      Corpus Christi Property       November 17, 1997
      Starke Property               September 19, 1997
      Fresno Property               November 26, 1997

(6) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(7) The lessee of the Enumclaw, Bacliff and Fresno Properties is the same unaffiliated lessee.

(8) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(9) The lessee of the Jacksonville and Corpus Christi Properties is the same unaffiliated lessee.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1997           36

   Pro Forma Consolidated Statement of Earnings for the
     quarter ended March 31, 1997                                      37

   Pro Forma Consolidated Statement of Earnings for the
     year ended December 31, 1996                                      38

   Notes to Pro Forma Consolidated Financial Statements
     for the quarter ended March 31, 1997 and the
     year ended December 31, 1996                                      39

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $177,015,590 in gross offering proceeds from the sale of 17,701,559 shares of common stock and the application of such proceeds to purchase 123 properties (including 68 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 11 properties which consist of building only and 43 properties consisting of land only), 17 of which were under construction at March 31, 1997, to provide mortgage financing to the lessees of the 43 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $17,669,235 in gross offering proceeds from the sale of 1,766,924 additional shares of common stock during the period April 1, 1997 through May 7, 1997, and (iii) the application of such funds and $19,201,056 of cash and cash equivalents at March 31, 1997, to purchase 25 additional properties acquired during the period April 1, 1997 through May 7, 1997 (22 of which are under construction and consist of land and building, one property which consists of land and building, one property which consists of land only and one property which consists of building only), to pay additional costs for the 17 properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1997, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on March 31, 1997.

      The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for six of the properties that were acquired by the Company during the period January 1, 1996 through May 7, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through May 7, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997


                                                   Pro Forma
            ASSETS                  Historical    Adjustments     Pro Forma
                                   ------------ ---------------- ------------

Land and buildings on operating
  leases, less accumulated
  depreciation                     $ 82,040,349 $ 25,614,903 (a) $107,655,252
Net investment in direct
  financing leases (b)               19,816,023    6,202,556 (a)   26,018,579
Cash and cash equivalents            44,132,920  (19,201,056)(a)   24,931,864
Restricted cash                         231,787                       231,787
Receivables                             334,698                       334,698
Mortgage notes receivable            17,803,151                    17,803,151
Organization costs, less
  accumulated amortization               12,682                        12,682
Loan costs, less accumulated
  amortization                           25,599                        25,599
Accrued rental income                   606,879                       606,879
Other assets                          2,718,273     (822,569)(a)    1,895,704
                                   ------------ ------------     ------------

                                   $167,722,361 $ 11,793,834     $179,516,195
                                   ============ ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                     $  5,469,649                  $  5,469,649
  Accrued interest payable               13,936                        13,936
  Accrued construction costs
    payable                           4,409,764 $ (4,409,764)(a)           -
  Accounts payable and other
    accrued expenses                     83,986                        83,986
  Due to related parties                733,581                       733,581
  Rents paid in advance                 227,391                       227,391
  Deferred rental income                592,125       26,353 (a)      618,478
  Other payables                         13,495                        13,495
                                   ------------ ------------     ------------
      Total liabilities              11,543,927   (4,383,411)       7,160,516
                                   ------------ ------------     ------------

Minority interest                       287,647                       287,647
                                   ------------ ------------     ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                         -                             -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                        -                             -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    17,721,559 shares; issued and
    outstanding, as adjusted,
    19,488,483 shares                   177,215       17,669 (a)      194,884
  Capital in excess of par value    157,115,036   16,159,576 (a)  173,274,612
  Accumulated distributions in
    excess of net earnings           (1,401,464)                   (1,401,464)
                                   ------------ ------------     ------------
                                    155,890,787   16,177,245      172,068,032
                                   ------------ ------------     ------------

                                   $167,722,361 $ 11,793,834     $179,516,195
                                   ============ ============     ============

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         QUARTER ENDED MARCH 31, 1997


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $1,643,074   $    8,188 (1)  $1,651,262
  Earned income from
    direct financing leases (2)          446,711                      446,711
  Interest income from
    mortgage notes receivable            375,357                      375,357
  Other interest and income              474,416       (8,185)(3)     466,231
                                      ----------   ----------      ----------
                                       2,939,558            3       2,939,561
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       255,456                      255,456
  Professional services                   38,463                       38,463
  Asset and mortgage management
    fees to related party                110,516        2,126 (4)     112,642
  State and other taxes                   35,350                       35,350
  Depreciation and amortization          240,038        2,142 (6)     242,180
                                      ----------   ----------      ----------
                                         679,823        4,268         684,091
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           2,259,735       (4,265)      2,255,470

Minority Interest in Income of
  Consolidated Joint Venture              (7,893)                      (7,893)
                                      ----------   ----------      ----------

Net Earnings                          $2,251,842   $   (4,265)     $2,247,577
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.14                   $     0.14
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                     15,630,532                   15,630,532
                                      ==========                   ==========


                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $3,717,886   $   62,167 (1)  $3,780,053
  Earned income from
    direct financing leases (2)          625,492       34,282 (1)     659,774
  Contingent rental income                13,920                       13,920
  Interest income from
    mortgage notes receivable          1,069,349                    1,069,349
  Other interest and income              780,037      (33,667)(3)     746,370
                                      ----------   ----------      ----------
                                       6,206,684       62,782       6,269,466
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       542,564                      542,564
  Professional services                   58,976                       58,976
  Asset and mortgage management
    fees to related party                251,200        7,945 (4)     259,145
  State and other taxes                   56,184        1,218 (5)      57,402
  Depreciation and amortization          521,871        6,852 (6)     528,723
                                      ----------   ----------      ----------
                                       1,430,795       16,015       1,446,810
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           4,775,889       46,767       4,822,656

Minority Interest in Income of
  Consolidated Joint Venture             (29,927)                     (29,927)
                                      ----------   ----------      ----------

Net Earnings                          $4,745,962   $   46,767      $4,792,729
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.59                   $     0.59
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                      8,071,670                    8,071,670
                                      ==========                   ==========


                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $17,669,235 from the issuance of 1,766,924 shares of common stock during the period April 1, 1997 through May 7, 1997, the receipt of $26,353 of rental income during construction (capitalized as deferred rental income), and $19,201,056 of cash and cash equivalents used (i) to acquire 25 properties for $27,467,979 of which one property consists of building only, one property consists of land only and 23 properties consist of land and building, (ii) to fund estimated construction costs of $7,141,559 ($4,409,764 of which was accrued as construction costs payable at March 31, 1997) relating to 17 wholly-owned properties under construction at March 31, 1997, (iii) to pay acquisition fees of $795,116 and reclassify from other assets $822,569 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $1,491,990, which have been netted against capital in excess of par value.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                     Estimated
                                                  purchase price
                                                 (including con-
                                                  struction and       Acquisition
                                                  closing costs)          fees
                                                  and additional       allocated
                                                construction costs    to property       Total
                                                ------------------    -----------    -----------

      Jack in the Box in Oxnard, CA                $ 1,244,340         $   66,661    $ 1,311,001
      Bennigan's in Arvada, CO                       1,907,025            102,162      2,009,187
      Boston Market in Cedar Park, TX                  820,389             43,949        864,338
      Boston Market in Collinsville, IL                786,924             42,157        829,081
      Boston Market in Taylorsville, UT              1,296,749             69,469      1,366,218
      Burger King in Ooltewah, TN                    1,200,786             64,328      1,265,114
      Boston Market in Arvada, CO                    1,140,718             61,110      1,201,828
      Boston Market in Liberty, MO                     755,854             40,492        796,346
      Einstein Bros. Bagels in Dearborn, MI            659,867             35,350        695,217
      Jack in the Box in Enumclaw, WA                  842,431             45,130        887,561
      Shoney's in Guadalupe, AZ                      1,445,517             77,438      1,522,955
      Black-eyed Pea in Scottsdale, AZ                 768,363             41,162        809,525
      Pizza Hut in Dover, OH                           224,378             12,020        236,398
      Jack in the Box in Bacliff, TX                 1,048,420             56,165      1,104,585
      Boston Market in Indianapolis, IN              1,648,988             88,339      1,737,327
      Boston Market in San Antonio, TX                 749,581             40,156        789,737
      Boston Market in Baltimore, MD                 1,366,123             73,185      1,439,308
      Boston Market in Gambrills, MD                 1,253,116             67,131      1,320,247
      Boston Market in Jessup, MD                    1,273,959             68,248      1,342,207
      Boston Market in Lansing, MI                   1,024,386             54,878      1,079,264
      Boston Market in Riverdale, MD                 1,031,598             55,264      1,086,862
      Boston Market in Vacaville, CA                 1,424,970             76,338      1,501,308
      Boston Market in Waldorf, MD                   1,345,516             72,081      1,417,597
      Einstein Bros. Bagels in Springfield, VA         626,546             33,565        660,111
      Golden Corral in Jacksonville, FL              1,581,435             84,721      1,666,156
      17 wholly owned properties under
        construction at March 31, 1997               2,731,795            146,186      2,877,981
                                                   -----------        -----------    -----------

                                                   $30,199,774        $ 1,617,685    $31,817,459
                                                   ===========        ===========    ===========

      Adjustment classified as follows:
          Land and buildings on operating leases                                     $25,614,903
          Net investment in direct financing leases                                    6,202,556
                                                                                     -----------

                                                                                     $31,817,459
                                                                                     ===========

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for six of the properties acquired during the period January 1, 1996 through May 7, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the six Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------

            Mr. Fable's in Grand
              Rapids, MI                     March 1996      January 1996
            Denny's in McKinney, TX           June 1996       January 1996
            Boston Market in Merced, CA     October 1996       July 1996
            Boston Market in
              St. Joseph, MO                December 1996      June 1996
            Burger King in Kent, OH         February 1997    December 1996
            Golden Corral in
              Hopkinsville, KY              February 1997     October 1996

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,126,000 and $4,762,000 for the Pro Forma Properties for the quarter ended March 31, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1997 and the year ended December 31, 1996.